                                                                   EXHIBIT 10.14


                              As of January 1, 1997


Mr. Henry T. Nicholas
Co-Chairman and Chief Executive Officer
Broadcom Corporation
16251 Laguna Canyon Road
Irvine, California  92618                            PRIVILEGED AND CONFIDENTIAL
                                                     ---------------------------

        Re: Engagement of Irell & Manella LLP

Dear Henry:

        We thank you for affording us the opportunity of representing Broadcom Corporation ("Broadcom"). This letter and the attached Standard Terms of Retention (which are incorporated into this letter by this reference) will serve to confirm the principal terms of our engagement. Please note that this letter agreement provides that any disputes between Broadcom and our firm shall be determined by binding arbitration.

        We understand that Broadcom is retaining our firm to act as counsel to it in connection with corporate, intellectual property and litigation matters as may arise from time to time. Unless otherwise confirmed in writing, the terms of this letter and its attachment will govern each matter within the corporate, intellectual property and litigation areas as to which we are engaged by you. We will promptly inform you of our time and resources availability to render requested services.

        The hourly rates of our professional staff range (typically on the basis of seniority) from [*****] to [*****] (in the case of partners and of-counsel), [*****] to [*****] (in the case of associates) and [*****] to [*****] (in the case of legal and clerical assistants). I am attaching a summary of the current hourly rates of those attorneys principally involved in matters for Broadcom. We will be assisted by other attorneys at the firm, and by other members of our professional staff, as needed, during the course of our engagement. Our firm's hourly rates change from time to time, typically as of January 1 of each calendar year, and the applicable rates will be those in effect at the time the particular services are rendered.


[*****] Confidential portion has been filed separately with the Securities and Exchange Commission.

Mr. Henry T. Nicholas
As of January 1, 1997
Page 2


        While Werner F. Wolfen continues to serve as a director of or business adviser to Broadcom, Broadcom will not be charged for his time on legal matters for the Company.

        On significant litigation matters, we will discount our fees for time billed during the calendar year 1997 by 10% in recognition of the anticipated volume of work involved.

        We will render to Broadcom periodic billings, typically monthly, for fees. The amounts reflected on our statements are due upon presentation.

        At all times I&M reserves the right to charge a premium over the hourly rates stated above (and to offset any discounts otherwise applicable) for legal services rendered in connection with a major corporate transaction or an unusually favorable result in litigation for Broadcom or in connection with a sale of Broadcom or a merger in which Broadcom is not the survivor or becomes the subsidiary of another entity. Any premium will be subject to Broadcom's approval.

        In appropriate circumstances we will reduce our fees where we believe we have been materially inefficient in the use of available personnel resources or where in our judgment the indicated value of our time spent is not justified by the work product produced.

        I&M will continue to bill Broadcom for all out of pocket and in house service expenses incurred by it on matters for Broadcom (including without limitation travel and lodging expenses and trial exhibits). Cost statements will be rendered monthly and are payable upon presentation. We will ask you to pay directly the fees and expenses of others, such as jury consultants and expert witnesses, engaged in your behalf, and you agree to do so.

        I&M shall be entitled to suspend or terminate legal services to Broadcom at any time if any fee or cost statement remains outstanding and unpaid for more than 60 days.

        We are attaching our Standard Terms of Retention, which are an integral part of our retention agreement and govern this engagement except to the extent that any provision of the Standard Terms of Retention conflicts with the express terms of this letter, in which case the terms of this letter shall govern.

        Heretofore Werner F. Wolfen, a partner of I&M, has acquired shares of Broadcom's Series B and Series D Preferred Stock as well as certain other shares of Broadcom Common Stock (collectively, the "Existing Shares"). A portion of the

Mr. Henry T. Nicholas
As of January 1, 1997
Page 3


Existing Shares are held by Mr. Wolfen for the benefit of other partners of I&M. By its execution below, Broadcom hereby acknowledges the foregoing economic interests and confirms its prior consent to acquisition of the Existing Shares by Mr. Wolfen for his benefit and that of the other partners of I&M. Broadcom also acknowledges that Mr. Wolfen currently serves as a director of Broadcom.

        Please be advised that the ownership interests in Broadcom held by Mr. Wolfen for his benefit and that of the other partners of I&M create certain potential conflicts of interest. Specifically, our interests as shareholders of Broadcom might be perceived as affecting our ability to give impartial, disinterested legal advice. For example, our advice regarding a given matter might be perceived as being colored by our determination of the likely upside to equity and attendant risks. While we would not accept ownership interests in Broadcom if we felt that, by doing so, we could not continue to adequately represent Broadcom's interests, it is possible that our economic interest in Broadcom will leave you uncomfortable with our representation, possibly at an inopportune time. Moreover, we may reach the conclusion that the existence of our economic interest makes it inappropriate to advise Broadcom with respect to issues that might arise, thus requiring it to retain different counsel, possibly at an inopportune moment, to advise it on such matters. So that we may continue to represent you, we are also asking Broadcom by your signature below to waive any conflict that has arisen in the past or that might arise hereafter by virtue of the status of Mr. Wolfen, I&M and/or the partners of I&M as the holders of the Existing Shares as well as any equity securities or other ownership interests in Broadcom or any successor entity that may be acquired upon conversion or exchange of any of the foregoing or the exercise of any ancillary rights.

        We ask that you take the time to review this letter and the attached Standard Terms of Retention to ensure that you fully understand the proposed terms of our engagement and believe that those terms are fair and reasonable. I would be pleased to answer any questions you might have. However, we suggest that Broadcom also consult with independent counsel before reaching any conclusions about our engagement.

BY SIGNING THIS AGREEMENT, AND AS FURTHER SET FORTH IN THE ATTACHED STANDARD TERMS OF RETENTION, THE PARTIES AGREE TO BINDING ARBITRATION OF DISPUTES, WHETHER AS TO FEES, QUALITY OF SERVICES RENDERED, THE ARBITRABILITY OF THE DISPUTE, ANY MATTER RELATING TO THE EXISTING SHARES, OR OTHERWISE, AND GIVE UP THEIR RESPECTIVE RIGHTS TO A JURY OR COURT TRIAL, AND WAIVE THEIR RESPECTIVE RIGHTS TO PROCEED UNDER THE ARBITRATION PROVISIONS OF THE STATE BAR ACT, CALIFORNIA BUSINESS AND PROFESSIONS CODE

Mr. Henry T. Nicholas
As of January 1, 1997
Page 4


ss.ss. 6200, ET SEQ. IF BROADCOM SO DESIRES, WE ENCOURAGE BROADCOM TO HAVE THIS AGREEMENT REVIEWED BEFORE EXECUTION BY INDEPENDENT COUNSEL ACTING ON ITS BEHALF.

        If, after careful consideration, you determine that this letter accurately reflects your understanding of our agreement, please acknowledge your approval and acceptance of these terms by signing and returning the enclosed copy of this letter.

                                                 Very truly yours,

                                                 IRELL & MANELLA LLP



                                                 By:  __________________________


        THE UNDERSIGNED HEREBY AGREES THAT, EXCEPT AS OTHERWISE CONFIRMED IN WRITING, THE TERMS AND CONDITIONS SET FORTH IN THIS LETTER AND THE ACCOMPANYING STANDARD TERMS OF RETENTION SHALL APPLY TO ALL SERVICES RENDERED BY IRELL & MANELLA LLP ON BEHALF OF THE UNDERSIGNED, CONFIRMS ITS CONSENT TO THE ACQUISITION OF THE EXISTING SHARES, AND WAIVES ANY CONFLICT OF INTEREST THAT HAS ARISEN IN THE PAST OR THAT MIGHT ARISE HEREAFTER BY VIRTUE OF THE REPRESENTATION OF BROADCOM BY IRELL & MANELLA LLP WHILE WERNER F. WOLFEN, IRELL & MANELLA LLP OR THE PARTNERS OF IRELL & MANELLA LLP HOLD ANY OWNERSHIP INTEREST IN BROADCOM. BROADCOM ACKNOWLEDGES THAT IRELL & MANELLA LLP HAS RECOMMENDED THAT BROADCOM HAVE THIS AGREEMENT REVIEWED BEFORE EXECUTION BY INDEPENDENT COUNSEL ACTING IN ITS BEHALF AND THAT IT HAS HAD A REASONABLE OPPORTUNITY TO DO SO.


                                                 BROADCOM CORPORATION,
                                                 a California corporation


                                                 By: ___________________________
                                                     Henry T. Nicholas,
                                                     Co-Chairman and
                                                     Chief Executive Officer

                 Standard Current Hourly Rates for I&M Attorneys
                    Principally Involved in Broadcom Matters
                              As of January 1, 1997



                           Partners

                           Richard de Bodo      [*****]
                           David A. Dull        [*****]
                           Andrew W. Gross      [*****]
                           Catherine H. Helm    [*****]
                           Robert Steinberg     [*****]



                           Senior Counsel

                           Jeffrey L. Arrington [*****]



                           Associates

                           Robert J. Flachs     [*****]
                           Josheph M. Freeman   [*****]
                           Tami K. Lefko        [*****]
                           David J. Rosmann     [*****]
                           Alan D. Sege         [*****]


[*****] Confidential portion has been filed separately with the Securities and Exchange Commission.

                           STANDARD TERMS OF RETENTION
                             OF IRELL & MANELLA LLP



        Except as modified in the agreement to which this document is attached or as otherwise modified in writing, the following provisions will apply to the relationship between Irell & Manella LLP, and you:

        1. FEES. Fees for our services will be based primarily on time spent and our hourly billing rates current at the time that the services are performed. However, we may take factors other than our time into consideration in determining our fees, including the responsibility assumed, the novelty and difficulty of the legal problem involved, unusual efficiency, the time pressure under which the work is performed, the benefit resulting to you, and any unforeseen circumstances arising in the course of our representation. Any premium over our hourly billing rates will be subject to your approval. In appropriate circumstances we will reduce our fees where we have been materially inefficient in the use of available personnel resources or where the indicated value of our time spent is not justified by the work product produced. The billing rates of our attorneys and legal assistants vary, depending generally on the experience and capabilities of the attorney or legal assistant involved, and we adjust these rates from time to time. The time for which you will be charged will include, but will not be limited to, time spent in telephone and office conferences with you and with other counsel, witnesses, consultants, court personnel and others; conferences among our legal personnel; factual investigation; legal research; responding to your requests for us to provide information to auditors in connection with reviews or audits of financial statements; drafting of letters, agreements, pleadings, briefs and other documents; traveling; waiting in court; and depositions and other discovery proceedings. Irell & Manella LLP customarily engages in block billing (i.e., time is not broken out for individual tasks where more than one task is performed in a block of time), and you agree that this is specifically permitted. Moreover, Irell & Manella LLP may, in its good faith discretion,

                (a) subject to prior consultation with you where appropriate, and consistent with a "team approach," use multiple personnel, including multiple attorneys, on the same or similar activities and may charge for each such personnel involved in such activities, including but not limited to (i) preparing for and attending depositions, (ii) preparing for and attending court hearings, (iii) preparing for and attending meetings with the client or others, or in conversations with the client or others, (iv) engaging in intra-office conferences between and amongst lawyers, paralegals, and others,

                (b) perform and charge for legal research, as well as for subsequently performed additional legal research on the same topic,

                (c) engage in and charge for summarization of transcripts of depositions and court appearances by personnel or lawyers of the choice of Irell & Manella LLP,

                (d) engage in and charge for time expended on administrative and clerical activities (including but not limited to time expended on word processing, certain secretarial services, copying and duplicating services, filing documents, proofreading, retrieving documents from files, organizing documents even when legal knowledge is not required) in accordance with the standard practice of Irell & Manella LLP.

        2. COSTS AND IN-HOUSE SERVICES. In addition to our fees, we will bill you separately, and typically monthly, for costs and expenses incurred and ancillary services provided such as photocopying, messenger and delivery service, computerized research, travel (including mileage, parking, airfare, lodging, meals and ground transportation), long-distance telephone, telecopying, word processing, secretarial overtime, court costs and filing fees. Certain of such items may be charged at more than our direct cost to cover our estimated associated overhead. Unless special arrangements are made, we do not take responsibility for paying fees and expenses of others, which will be the responsibility of, and may be billed directly to, you.

        3. RETAINER. In addition to any retainer to which you and we have presently agreed, this firm reserves the right, as a condition to the provision of further services, to require an increase in the retainer in the event that the amount of work which we are called upon to perform, or expenses we are required to incur or advance, in connection with our representation of you, exceeds this firm's current expectation.

        4. ESTIMATES NOT BINDING. Although we may furnish estimates of fees or costs that we anticipate will be incurred, these estimates are not intended to be binding, are subject to unforeseen circumstances, and are by their nature inexact.

        5. BILLING AND PAYMENT. Fees and expenses will generally be billed monthly and are payable upon presentation. We expect prompt payment. We reserve the right to postpone or defer providing additional services or to discontinue our representation if billed amounts are not paid when due. We will be entitled to assume that you have raised any questions you have about a bill within [*****] of receipt.

        6. COOPERATION. You will cooperate fully in our efforts on your behalf.

        7. TERMINATION BY YOU. You have the right at any time, in your sole discretion, to terminate our services and representation. Upon our termination, you will remain obligated to pay for all services rendered and costs or expenses paid or incurred on your behalf prior to the date of such termination or which are reasonably necessary thereafter.

        8. TERMINATION BY US. We reserve the absolute right to withdraw from representing you if, among other things, you fail to honor the terms of our engagement letter agreement, you fail to make payment of any of our statements in a timely manner, you fail to cooperate or follow our advice on a material matter, or any fact or circumstance occurs that would, in our view, render our continuing representation unlawful or unethical. If we elect to withdraw, you will take all steps necessary to free us of any obligation to perform further services, including the execution of any documents necessary to complete our withdrawal, and we will be entitled to be paid at the time of withdrawal for all services rendered and costs and expenses paid or incurred on your behalf.

        9. DATE OF TERMINATION. Our representation of you will be considered terminated at the earlier of (i) your termination of our representation, (ii) our withdrawal from our representation of you, or (iii) the substantial completion of our substantive work for you.

        10. RELATED ACTIVITIES. If any claim or action is brought against us or any personnel of the firm based on your negligence or misconduct, or if we are asked to testify as a result of our representation of you or must defend the confidentiality of your communications in any proceeding, you agree to pay us for any resulting costs or damages, including our time, even if our representation of you has ended.

        11. NO GUARANTEE OF OUTCOME. We do not and cannot guarantee any outcome in a matter.

        12. CLIENT; CONFLICTS. This firm's client for the purpose of our representation is only the person or entity identified in the letter agreement accompanying these Terms of Retention. Unless expressly agreed, we are not undertaking the representation of any related or affiliated person or entity, nor any parent, brother-sister, subsidiary, or affiliated corporation or entity, nor any of your or their officers, directors, agents, partners, or employees.

[*****] Confidential portion has been filed separately with the Securities and Exchange Commission.

        13. PAYMENT NOTWITHSTANDING DISPUTE. In the event of any dispute that relates to our entitlement to any payment from you, all undisputed amounts shall be paid by you. Any amounts in any client trust account held on your behalf, sufficient to pay the disputed amounts, shall continue to be held in such trust account until the final disposition of the dispute.

        14. DOCUMENT RETENTION AND DESTRUCTION. In the course of our representation of you, we are likely to come into possession of copies or originals of documents or other materials belonging to you or others (collectively, "materials"). Once the particular matter to which those materials relate has been concluded, this firm will have no further responsibility to maintain such materials. If you have not sought the return of such materials within one year of the closing of the matter to which such materials relate, we will thereupon have the right to destroy such materials.

        15. ATTORNEYS' LIEN. You hereby grant to us a contractual lien pursuant to California Civil Code Section 2881 on any and all claims or causes of action (and all proceeds thereof) that are the subject of our representation of you. This attorneys' lien will be for any sums due and owing to us for our services and any amounts advanced by us on your behalf. This lien will attach to any recovery you may obtain from others whether by arbitration, mediation, judgment, settlement or otherwise. If requested by us, you agree to execute a financing statement (UCC-1) in connection with the lien granted to us hereby.

        16. INTEREST. All statements are due and payable within thirty days. We reserve the right to charge simple interest at [*****] per annum on all sums, whether for fees or reimbursement of costs, not paid within thirty days of the rendering of our statement. Our failure to impose this interest charge on any occasion, or on multiple occasions, is not a waiver of our right to thereafter impose this charge on unpaid amounts from the thirty-first day after each unpaid amount was initially billed.

        17. APPLICATION TO SUBSEQUENT MATTERS. The agreement reflected in these Terms of Retention, and in the accompanying letter, apply to our present representation of you and to any subsequent matters which we agree to undertake on your behalf.

        18. ARBITRATION. IN THE EVENT OF A DISPUTE BETWEEN YOU AND US REGARDING FEES, COSTS, OR ANY OTHER MATTER RELATED TO OR ARISING OUT OF OUR ENGAGEMENT BY YOU, OR YOUR OR OUR PERFORMANCE OF THE AGREEMENT PURSUANT TO WHICH OUR SERVICES ARE PERFORMED, INCLUDING THE QUALITY OF THE SERVICES WHICH WE RENDER, THE DISPUTE SHALL BE DETERMINED, SETTLED AND RESOLVED BY CONFIDENTIAL ARBITRATION IN LOS ANGELES, CALIFORNIA. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, THE PARTIES EXPRESSLY AGREE THAT ANY AND ALL QUESTIONS AS TO WHETHER OR NOT AN ISSUE CONSTITUTES A DISPUTE OR OTHER MATTER ARBITRABLE UNDER THIS SECTION 18 SHALL THEMSELVES BE SETTLED BY ARBITRATION IN ACCORDANCE WITH THIS SECTION 18. ANY AWARD SHALL BE FINAL, BINDING AND CONCLUSIVE UPON THE PARTIES, AND A JUDGMENT RENDERED THEREON MAY BE ENTERED IN ANY COURT HAVING JURISDICTION THEREOF. EACH PARTY IN ANY SUCH ARBITRATION SHALL BEAR ITS OWN ATTORNEYS' FEES AND COSTS.

                Arbitration may be demanded by the sending of written notice to the other party. If arbitration is demanded, within twenty (20) days of the demand you shall present a list of five (5) qualified individuals who would be willing to serve that you would find acceptable to act as arbitrator. To serve as arbitrator, the individual must be a retired judge having served on any federal court or the California Superior Court or higher court in the State of California. Within twenty (20) days of receiving your list, we may at our sole discretion (i) select any individual from that list and that individual shall serve as the arbitrator, or (ii) propose our own list of five (5) individuals for arbitrator. If we choose to present a separate list, you may within twenty
(20) days select any individual from that list and that person shall serve as arbitrator. If no arbitrator can be agreed upon at the end of this process, each of us shall select one individual from our own respective list and those two persons shall jointly select the arbitrator. The arbitration shall be conducted pursuant to the procedures set forth in the California Code of Civil Procedure ss.ss. 1280, et seq., and in that connection you and we agree that Section 1283.05 thereof is applicable to any such arbitration. Nothing herein shall limit the right of the parties to stipulate and agree to conduct the arbitration pursuant to the then-current rules of the American Arbitration Association, the Judicial Arbitration & Mediation Services, or any other agreed-upon arbitration services provider.



[*****] Confidential portion has been filed separately with the Securities and Exchange Commission.

(310) 203-7521

                              As of January 1, 1998

Mr. Henry T. Nicholas
Co-Chairman and Chief Executive Officer
Broadcom Corporation
16251 Laguna Canyon Road
Irvine, California  92618                            PRIVILEGED AND CONFIDENTIAL
                                                     ---------------------------

        Re: Amendment to Engagement Agreement of Irell & Manella LLP

Dear Henry:

        This letter agreement supplements and amends the Letter Agreement between Broadcom Corporation ("Broadcom") and Irell & Manella LLP ("I&M") dated as of January 1, 1997 relating to the terms and conditions applicable to all legal services rendered by I&M on behalf of Broadcom (the "Engagement Agreement").

        The terms and conditions set forth in the Engagement Agreement are hereby modified as follows:

        1. For services rendered by I&M during the period January 1, 1998 through December 31, 1999, on all matters other than the matter described in Paragraph 2 hereof, I&M will bill fees to Broadcom at 90% of I&M's standard billing rates. Fee statements will be rendered monthly. Broadcom agrees to pay fee and cost statements in cash within 30 days of receipt. To encourage prompt payment of our fees for services rendered, I&M will accord Broadcom an additional discount, equal to 11.11% of the stated cash amount due on each fee statement rendered, if full payment of the statement is made by Broadcom within 45 days of receipt. I&M will have the right to terminate such additional discount if Broadcom fails to pay fee or cost statements within 45 days of receipt on three or more occasions. No discount will apply to cost statements.

        2. The parties agree that I&M will continue to represent Broadcom in the case entitled Stanford Telecommunications, Inc. v. Broadcom Corporation, Case No. C-96-21072 RMW (PVT) ENE, currently pending in the United States District Court for the Northern District of California (the "Action"). I&M has been representing Broadcom in the Action, and Broadcom currently owes I&M fees of [*****] for services





[*****] Confidential portion has been filed separately with the Securities and Exchange Commission.

Mr. Henry T. Nicholas
As of January 1, 1998
Page 3


rendered through December 31, 1997 as well as costs of [*****] in connection with the Action. Broadcom will continue to be responsible to pay I&M these amounts, as well as all future in-house service and out-of-pocket costs (e.g., copying, telephone, fax, word processing, travel and lodging, outside experts, court reporters, videographers, exhibits, etc.) incurred by I&M in connection with the Action, as provided in the Engagement Agreement. Nothing contained herein is intended to change or alter any of these obligations.

        For legal services provided by I&M with respect to the Action from and after January 1, 1998, Broadcom will pay I&M a flat fee of [*****] (the "STel Fee"), payable ratably, at the rate of [*****] per month, over the 18 month period commencing February 1, 1998, subject to the following:

        a. The STel Fee shall be payable in full regardless of any development or outcome in the Action and shall not be affected or changed by any such development or outcome, including without limitation any full or partial settlement of the Action at any time or any outcome that is unfavorable to Broadcom. If the Action proceeds through an initial trial on the merits, I&M has estimated that the remaining legal fees incurred through trial at its standard billing rates would be in excess of [*****].

        b. The STel Fee shall not include or be affected by the in-house service and out-of-pocket costs incurred by I&M in or otherwise associated with the Action, prompt payment of which costs shall continue to be Broadcom's separate obligation as provided in the Engagement Agreement.

        c. For purposes of this Paragraph 2, the "Action" shall include any claims or counterclaims against Stanford Telecommunications brought by Broadcom in Case No. C-96-21072 RMW (PVT) ENE. The STel Fee shall cover I&M's services associated with representing Broadcom in the Action from January 1, 1998 through the conclusion of an initial trial in the Action and any ancillary proceedings in the United States District Court, but shall not cover any services associated with (i) a second trial or retrial in the Action or any appeals in the Action,
(ii) any new case brought by or against Stanford Telecommunications (a "New Case"), or (iii) any other litigation not included within the definition of an "Action." In the event that a second trial, retrial, or appeal occurs in the Action, that a New Case is brought by or against Stanford Telecommunications, or that other litigation is brought by or against Broadcom, and the parties agree that I&M will handle such matter on behalf of Broadcom, I&M shall be separately compensated by Broadcom for such representation at I&M's then-applicable standard billing rates unless I&M and Broadcom execute a separate written agreement setting forth a different compensation arrangement for the representation.

        d. Broadcom shall be free to discharge I&M as its counsel in the Action at any time (subject to court approval) but such discharge shall not affect Broadcom's obligation to pay the STel Fee in full as provided above.




[*****] Confidential portion has been filed separately with the Securities and Exchange Commission.

Mr. Henry T. Nicholas
As of January 1, 1998
Page 4


        e. The monthly ratable payments of the STel Fee (the "STel Monthly Payments") shall be due and payable on the first day of each calendar month and shall not be subject to any "prompt payment" discounts such as those provided for other matters in Paragraph 1 hereof. Any STel Monthly Payment not paid within 30 days after its due date shall bear simple interest at 10% per annum as provided in the Engagement Agreement, and I&M shall have the right to suspend or terminate its representation of Broadcom in the Action if any STel Monthly Payment remains outstanding and unpaid for more than 60 days or if Broadcom is more than 30 days late in payment of STel Monthly Payments on three or more occasions.

        3. I&M and Broadcom may agree in the future that one or more new matters will be handled by I&M on a fixed fee basis, in addition to the matter described in Paragraph 2, in which case the fee discount arrangement described in Paragraph 1 hereof shall not apply to such new matter. Neither of the parties will be obligated to enter into any additional fixed fee arrangement, but if the parties agree to do so they will execute a separate written agreement setting forth the terms and conditions of the additional fixed fee arrangement. The terms of any such additional agreement will take into account various considerations, including, among other things, the estimated time to be incurred on the new matter, the difference between the agreed fixed fees on any prior matter and the time actually incurred (or estimated to be incurred) in connection with any such matter, the overall volume of legal work provided by Broadcom to I&M, the performance of I&M's Common Stock investment in Broadcom acquired pursuant to the letter agreement dated as of October 31, 1997, the availability of I&M professional staff to work on the matter, and competitive considerations.

        4. Broadcom shall not be obligated to obtain any legal services from I&M.

        5. I&M's "standard billing rates" shall mean the firm's standard hourly billing rates in effect from time to time. Broadcom acknowledges that such rates are subject to change and typically change as of January 1 of each calendar year.

        6. For services rendered by I&M after December 31, 1999, I&M will bill fees to Broadcom at I&M's standard billing rates. Fee statements will be rendered monthly and will be payable in cash upon presentation. To encourage prompt payment of our fees for services rendered, I&M will accord Broadcom a discount, equal to 10% of the stated cash amount due on each fee statement rendered, if full payment of the statement is made by Broadcom within 45 days of receipt. I&M will have the right to terminate such discount if Broadcom fails to pay fee or cost statements within 45 days of receipt on three or more occasions. No discount will apply to cost statements.

Mr. Henry T. Nicholas
As of January 1, 1998
Page 5


        The billing arrangement and prompt payment discount set forth in this Paragraph 6 shall also apply to all statements rendered for time incurred by I&M on non-litigation matters during the period October 1, 1997 through December 31, 1997 and to all statements rendered for time incurred on litigation matters during the period December 1, 1997 through December 31, 1997. In light of the foregoing, the existing 10% discount provided in the Engagement Agreement for fees on significant litigation matters will be discontinued for time incurred after November 30, 1997.

        7. In all other respects the Engagement Agreement (including without limitation the Standard Terms of Retention and arbitration provisions that are a part thereof) shall continue in full force and effect. The continuing terms and conditions of the Engagement Agreement shall include, among others, the provisions for reimbursement of costs, prompt payment of fees and costs, and I&M's right to charge a premium in certain circumstances.

        As always, we ask that you take the time to review this letter to ensure that you fully understand the proposed terms of our engagement and believe that those terms are fair and reasonable. I would be pleased to answer any questions you might have. However, as before we also encourage Broadcom to have this agreement reviewed before execution by independent counsel acting on its behalf.

        If, after careful consideration, you determine that this letter accurately reflects your understanding of our agreement, please acknowledge your approval and acceptance of these terms by signing and returning the enclosed copy of this letter.

                                           Very truly yours,

                                           IRELL & MANELLA LLP


                                           By:  ________________________________


        THE UNDERSIGNED HEREBY AGREES THAT, EXCEPT AS OTHERWISE CONFIRMED IN WRITING, THE TERMS AND CONDITIONS SET FORTH IN THIS LETTER, IN THE ENGAGEMENT AGREEMENT (AS MODIFIED HEREBY) AND IN THE STANDARD TERMS OF RETENTION ACCOMPANYING THE ENGAGEMENT AGREEMENT (AS MODIFIED HEREBY) SHALL APPLY TO ALL SERVICES RENDERED BY IRELL & MANELLA LLP ON BEHALF OF THE UNDERSIGNED. BROADCOM ACKNOWLEDGES THAT

Mr. Henry T. Nicholas
As of January 1, 1998
Page 6


IRELL & MANELLA LLP HAS RECOMMENDED THAT BROADCOM HAVE THIS AGREEMENT REVIEWED BEFORE EXECUTION BY INDEPENDENT COUNSEL ACTING IN ITS BEHALF AND THAT IT HAS HAD A REASONABLE OPPORTUNITY TO DO SO.


                                           BROADCOM CORPORATION,
                                           a California corporation



                                           By: _________________________________
                                               Henry T. Nicholas,
                                               Co-Chairman and Chief Executive
                                               Officer